Exhibit 10.5
OMNIBUS AMENDMENT NO. 1
(DWFC, LLC and Deerfield TRS (Bahamas) Ltd.)
     THIS OMNIBUS AMENDMENT NO. 1, dated as of May 12, 2008 (this “Amendment”), is entered into by and among Deerfield Capital LLC, as the originator (in such capacity, the “Originator”) and as the servicer (in such capacity, the “Servicer”), DWFC, LLC and Deerfield TRS (Bahamas) Ltd., as the borrowers (in such capacity, each individually a “Borrower” and, collectively, the “Borrowers”), Wachovia Capital Markets, LLC, as the Administrative Agent (the “Administrative Agent”) and as VFCC Agent (the “VFCC Agent”), Variable Funding Capital Company LLC, as a Conduit Purchaser (“VFCC”) and Wachovia Bank, National Association, as the Swingline Purchaser. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).
R E C I T A L S
     WHEREAS, the Originator, the Servicer, the Borrowers, the Administrative Agent, VFCC, the Swingline Purchaser, U.S. Bank National Association, as collateral custodian and Lyon Financial Services, Inc., as backup servicer are parties to that certain Sale and Servicing Agreement, dated as of March 10, 2006, as amended by Amendment No. 1 to Sale and Servicing Agreement, dated as of July 13, 2006, Amendment No. 2 to Sale and Servicing Agreement, dated as of February 7, 2007, Amendment No. 3 to Sale and Servicing Agreement, dated as of March 7, 2007 and Amendment No. 4 to Sale and Servicing Agreement, dated as of April 6, 2007 (as further amended, modified, waived, supplemented or restated from time to time, the “Agreement”); and
     WHEREAS, the parties hereto desire to amend the Agreement and the various Transaction Documents as provided herein;
     NOW, THEREFORE, based upon the above recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. AMENDMENTS.
     (a) The Agreement is hereby amended to reflect the blacklined changes set forth in Exhibit A to this Amendment.
     (b) Each of the Transaction Documents (other than the Agreement, which has been modified as set forth in Exhibit A to incorporate the following amendment), including the Exhibits and Schedules to the Agreement, is hereby amended such that any reference to “Variable Funding Certificate” or “VFC” is hereby deemed to refer to “Variable Funding Note” or “VFN”, respectively.

     SECTION 2. TRANSACTION DOCUMENTS IN FULL FORCE AND EFFECT AS AMENDED.
     Except as specifically amended hereby, all provisions of the Transaction Documents shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Transaction Documents, “Agreement,” “hereof,” “herein,” or words of similar effect referring to the Transaction Documents and the Agreement shall be deemed to mean the Transaction Documents and the Agreement as amended hereby. This Amendment shall not constitute a novation of any Transaction Document (including the Agreement), but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of any Transaction Document (including the Agreement) other than as expressly set forth herein.
     SECTION 3. REPRESENTATIONS.
     Each of the Borrowers, the Originator and the Servicer represent and warrant as of the date of this Amendment as follows:
     (a) it has taken all necessary action to authorize the execution, delivery and performance of this Amendment;
     (b) this Amendment has been duly executed and delivered by such party and constitutes such party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited (x) by general principles of equity and conflicts of laws or (y) by bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement, of creditors’ rights;
     (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such party of this Amendment;
     (d) the execution and delivery of this Amendment does not diminish or reduce its obligations under the Agreement and the other Transaction Documents in any manner;
     (e) the representations and warranties of the parties set forth in Sections 4.1, 4.2, and 4.3 of the Agreement, as applicable, are true and correct as of the date hereof (except those that expressly relate to an earlier date and those that would not be true and correct as a result of the failure of Deerfield Capital LLC to maintain stockholder’s equity of $240,000,000 plus 90% of the proceeds raised from equity issuers (such failure, the “Net Worth Default”)) and all of the provisions of the Agreement and the other Transaction Documents, except as amended hereby, are in full force and effect;
     (f) after giving effect to the execution and delivery of this Amendment, no unwaived event has occurred and is continuing which constitutes an Unmatured Termination Event or Termination Event, other than a Net Worth Default; and

     (g) each of the Borrowers, the Originator and the Servicer acknowledge and agree that the Amortization Period has commenced and the Purchasers shall not have any further obligation to fund Advances under the Agreement.
     SECTION 4. CONDITIONS TO EFFECTIVENESS.
     The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the parties hereto.
     SECTION 5. MISCELLANEOUS.
     (a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (b) Each of the Borrowers affirms the liens and security interests created and granted by it in the Agreement and the other Transaction Documents and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.
     (c) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     (d) This Amendment may not be amended or otherwise modified except as provided in the Agreement.
     (e) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
     (f) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
     (g) This Amendment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
     (h) The Originator agrees to pay all reasonable costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent’s legal counsel.
     (i) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC
	By:	/s/ Craig Benton
Name: Craig Benton
Title: Vice President
[SIGNATURES CONTINUE ON NEXT PAGE]

Omnibus Amendment

Accepted and agreed:

BORROWER:	DWFC, LLC, as a Borrower

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel

BORROWER:	DEERFIELD TRS (BAHAMAS) LTD., as a Borrower

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel

ORIGINATOR/SERVICER:	DEERFIELD CAPITAL LLC., as the Originator and as Servicer

	By:	/s/ Frederick L. White
Name: Frederick L. White
Title: General Counsel
[SIGNATURES CONTINUE ON NEXT PAGE]

Omnibus Amendment

Accepted and agreed:

THE SWINGLINE PURCHASER:	WACHOVIA BANK, NATIONAL ASSOCIATION, as the Swingline Purchaser

	By:	/s/ Mike Romanzano
Name: Mike Romanzano
Title: Director

VFCC:	VARIABLE FUNDING CAPITAL COMPANY LLC

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

Omnibus Amendment

EXHIBIT A
(See Attached)

Omnibus Amendment

U.S. $300,000,000
SALE AND SERVICING AGREEMENT
by and among
DEERFIELD ~~TRIARC~~ CAPITAL LLC,
as the Originator
DEERFIELD ~~TRIARC~~ CAPITAL LLC,
as the Servicer
DWFC, LLC,
as a Borrower
DEERFIELD ~~TRIARC~~ TRS (BAHAMAS) LTD.,
as a Borrower
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Swingline Purchaser
EACH OF THE CONDUIT PURCHASERS AND INSTITUTIONAL PURCHASERS FROM TIME TO TIME PARTY HERETO,
together with the Swingline Purchaser, as the Purchasers
EACH OF THE PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,
as the Purchaser Agents
WACHOVIA CAPITAL MARKETS, LLC,
as the Administrative Agent
U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Custodian
and
LYON FINANCIAL SERVICES, INC.,
(d/b/a U.S. Bank Portfolio Services),
as the Backup Servicer
Dated as of March 10, 2006

EXHIBITS

EXHIBIT A-1	Form of Borrowing Notice
EXHIBIT A-1-S	Form of Borrowing Notice (Swingline Funding Request)
EXHIBIT A-2	Form of Notice of Reduction of Advances Outstanding/Facility Amount
EXHIBIT A-3	Form of Notice of Reinvestment of Principal Collections
EXHIBIT A-4	Form of Borrowing Base Certificate
EXHIBIT B-1	Form of Variable Funding Note (Conduit Purchaser or Institutional Purchaser)
EXHIBIT B-2	Form of Variable Funding Note (Swingline Purchaser)
EXHIBIT C	Form of Servicing Report
EXHIBIT D	Form of Hedging Agreement (including Schedule and Confirmation)
EXHIBIT E-1	Form of Officer’s Certificate as to Solvency (Borrower)
EXHIBIT E-2	Form of Officer’s Certificate as to Solvency (Deerfield ~~Triarc~~ Capital LLC)
EXHIBIT F-1	Form of Officer’s Closing Certificate (Borrower)
EXHIBIT F-2	Form of Officer’s Closing Certificate (Deerfield ~~Triarc~~ Capital LLC)
EXHIBIT G-1	Form of Power of Attorney (Borrower)
EXHIBIT G-2	Form of Power of Attorney (Deerfield ~~Triarc~~ Capital LLC)
EXHIBIT H	Form of Release of Required Loan Documents
EXHIBIT I	Form of Servicer’s Certificate
EXHIBIT J	Form of Transferee Letter
EXHIBIT K	Form of Certificate of Closing Attorneys
EXHIBIT L	Form of Joinder Supplement

SCHEDULES

SCHEDULE I	Condition Precedent Documents
SCHEDULE II	Concentration Account Bank and Concentration Account
SCHEDULE III	Location of Required Loan Documents
SCHEDULE IV	Loan List
SCHEDULE V	Credit and Collection Policy
SCHEDULE VI	Agreed-Upon Procedures For Independent Public Accountants
SCHEDULE VII	Loan Rating Scale
SCHEDULE VIII	Moody’s Industry Classification Groups
SCHEDULE IX	Approved Hedge Counterparties

ANNEXES

ANNEX A	Addresses for Notices
ANNEX B	Commitments

vi

SALE AND SERVICING AGREEMENT
     THIS SALE AND SERVICING AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of this March 10, 2006, by and among:
     (1) DEERFIELD ~~TRIARC~~ CAPITAL LLC, a Delaware limited liability company, as the originator (together with its successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”);
     (2) DWFC, LLC, a Delaware limited liability company, as a borrower (together with its successors and assigns in such capacity, a “Borrower”);
     (3) DEERFIELD ~~TRIARC~~ TRS (BAHAMAS) LTD., a corporation formed under the laws of the Commonwealth of The Bahamas, as a borrower (together with its successors and assigns in such capacity, “TRS” or a “Borrower,” and together with DWFC, LLC, the “Borrowers”);
     (4) EACH OF THE CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO, as a Conduit Purchaser;
     (5) EACH OF THE INSTITUTIONAL PURCHASERS FROM TIME TO TIME PARTY HERETO, as an Institutional Purchaser;
     (6) EACH OF THE PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO, as a Purchaser Agent;
     (7) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, “Wachovia”), as the swingline purchaser (together with its successors and assigns in such capacity, the “Swingline Purchaser” and together with the Conduit Purchasers and the Institutional Purchasers, the “Purchasers”);
     (8) WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successors and assigns, “WCM”), as the administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”);
     (9) LYON FINANCIAL SERVICES, INC. (d/b/a U.S. Bank Portfolio Services), not in its individual capacity but as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”); and
     (10) U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”).

Agent’s sole discretion) as a result of a prepayment by the Borrowers of Advances Outstanding on any day other than a Payment Date. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.9(a) and Section 2.10(a). The determination by the applicable Purchaser Agent of the amount of any such loss, cost or expense shall be conclusive absent manifest error.
     “Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York, Boston, Massachusetts, Florence, South Carolina, Marshall, Minnesota, Chicago, Illinois or Charlotte, North Carolina.
     “Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC.
     “Change of Control”: Any of the following:
          (a) the creation or imposition of any Lien on any equity interest in a Borrower;
          (b) a Borrower’s organizational documents shall fail to be in full force and effect;
          (c) Deerfield ~~Triarc~~ Capital LLC or one of its Affiliates shall fail to be the Servicer;
          (d) the failure of Deerfield to own, directly or indirectly, 100% of the equity interests in each Borrower and the Originator;
          (e) the dissolution, termination or liquidation in whole or in part, transfer or other disposition of all or substantially all of the assets of, the Originator; or
          (f) the Management Agreement is terminated or for any reason is not in full force and effect.
     “Change of Tax Law”: Any change in application or public announcement of an official position under or any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of any jurisdiction in which an Obligor is organized, or any political subdivision or taxing authority of any of the foregoing, affecting taxation, or any change in the official application, enforcement or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), or any other action taken by a taxing authority or court of competent jurisdiction in the relevant jurisdiction.
     “Charged-Off Loan”: A Loan as to which any of the following has occurred: (i) the Servicer has determined in accordance with the Credit and Collection Policy and the Servicing Standard that such Loan is not collectible, (ii) the Loan has been a Delinquent Loan for a period of 60 days or more (without giving effect to any Servicer Advance thereon or any grace period permitted in the related Underlying Instruments), (iii) except in the case of a DIP Loan, the related Obligor is subject to an Insolvency Event (without giving effect to any cure period specified in the definition thereof) or (iv) except in the case of a DIP Loan, the related Obligor is associated with the issuance of such Conduit Purchaser’s Commercial Paper Notes, and (ii) other borrowings by such Conduit Purchaser, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by such Conduit Purchaser’s Purchaser Agent to fund such Conduit Purchaser’s purchase or maintenance of the outstanding Advances made by such Purchaser during such Accrual Period; provided that if any component of such rate is a discount rate, in calculating the applicable “CP Rate” for such day, such Conduit Purchaser’s Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent per annum rate or (b) such other rate as may be set forth as such in such Conduit Purchaser’s Purchaser Fee Letter.
     “Credit and Collection Policy”: With respect to the initial Servicer, the written credit policies and procedures manual of Deerfield set forth on Schedule V, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.1(h) and Section 5.4(f), or, with respect to any Successor Servicer, the customary written collection policies and procedures of such Successor Servicer.
     “Deerfield”: Deerfield ~~Triarc~~ Capital Corp., a Maryland corporation.
     “Deerfield LIBOR Rate”: The posted rate for one-month, two-month or three-month, as applicable, deposits in Dollars appearing on Telerate Page 3750, as and when determined in accordance with the applicable Underlying Instruments.
     “Deerfield Prime Rate”: The referenced prime rate specified by the Originator in the applicable Underlying Instruments, such rate to change as and when the designated rate changes; provided that the Deerfield Prime Rate is not intended to be lowest rate of interest charged by the Originator in connection with extensions of credit to debtors.
     “Delinquent Loan”: A Loan (other than a Charged-Off Loan) as to which any of the following has occurred: (a) all or any portion of any one or more payments of principal or interest thereunder remains unpaid for at least 60 days from the original due date for such payment (without giving effect to any Servicer Advance thereon or any grace period permitted in the Underlying Instruments); (b) a Material Modification of the type described in clause (a), (b), (c) or (f) of the definition thereof has been made with respect to such Loan; (c) has been placed on non-accrual status; or (d) the Originator or one of its Affiliates has made a loan to the related Obligor or one of its Affiliates for the purpose of paying principal or interest on such Loan to avoid a payment default.
     “Determination Date”: The last day of each calendar month.
     “DIP Loan”: Any Loan to an Obligor that is a Chapter 11 debtor under the Bankruptcy Code which is permitted by the Credit and Collection Policy and also which satisfies the following criteria: (a) the Loan is duly authorized by a final order of the applicable bankruptcy court or federal district court under the provisions of subsection (b), (c) or (d) of 11 U.S.C. § 364; (b) the Obligor’s bankruptcy case is still pending as a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code and has not been dismissed or converted to a case under the provisions of Chapter 7 of Title 11 of the Bankruptcy Code; (c) the Obligor’s obligations under denominator of which is equal to the liquidation value of the Related Property securing such Loan (as determined by the Servicer in accordance with the Credit and Collection Policy and the Servicing Standard).
     “Loan-to-Value Ratio”: With respect to any Loan, measured as of any Determination Date, the percentage equivalent of a fraction, (i) the numerator of which is equal to the Outstanding Loan Balance under the related Underlying Instruments plus the outstanding principal balance of any other senior or pari passu indebtedness of the related Obligor and (ii) the denominator of which is equal to the enterprise value of the related Obligor (as determined by the Servicer in good faith in accordance with the Credit and Collection Policy and the Servicing Standard, unless the Administrative Agent in its sole discretion disagrees with such valuation, in which case the decision of the Administrative Agent as to the enterprise value of the Related Property shall be conclusive and binding). For the avoidance of doubt, in the case of Eligible Real Estate Loans, the denominator in the foregoing calculation shall be the lower of the Obligor’s cost to acquire the Mortgage Property or the current appraised value of the Mortgage Property.
     “Management Agreement”: The Management Agreement, dated as of December 23, 2004, between Deerfield ~~Triarc~~ Capital LLC and Deerfield.
     “Margin Stock”: “Margin Stock” as defined under Regulation U.
     “Material Adverse Effect”: With respect to any event or circumstance, means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Originator, the Servicer, or either Borrower taken as a whole, (b) the validity or enforceability of this Agreement or any other Transaction Document against the Originator, the Servicer or either Borrower or the validity, enforceability or collectibility of the Loans and Related Property generally or any material portion of the Loans and Related Property, (c) the rights and remedies of the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each Borrower, the Originator or the Servicer to perform its obligations under this Agreement or any Transaction Document, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s lien on the Loans and Related Property (except to the extent arising due to an act or omission of the Administrative Agent).
     “Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan (i) executed or effected with the intent of making such Loan eligible for funding hereunder or (ii) executed or effected on or after the date on which the applicable Borrower acquired such Loan, which, in either case:
          (a) reduces or forgives any or all of the principal amount due under such Loan;
          (b) delays or extends the required or scheduled amortization of such Loan in any way that increases the Weighted Average Life; provided that the Weighted Average Life of such Loan may be increased by not more than 20% from its Weighted Average Life on the related Funding Date if the total leverage ratio (if defined in the related Underlying Instruments, that is secured, directly or indirectly, by ~~all Loans~~any Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization (provided that as of May 9, 2008 the foregoing transactions shall only constitute a Permitted Securitization if the proceeds of such transaction are in an amount sufficient to reduce the Aggregate Unpaids to zero); provided that if WCM or an Affiliate thereof does not act in the case of a term securitization transaction as sole or lead initial purchaser (or in a comparable role) or in the case of a conduit securitization transaction as administrative agent (or in a comparable role), then such Originator, Borrower or Affiliate must obtain the prior written consent of WCM; provided that no such consent shall be required if all Collateral is released from the Lien hereof and all Aggregate Unpaids hereunder are repaid in full concurrently with the closing of such Permitted Securitization.
     “Person”: An individual, partnership, corporation, limited liability company, joint stock company, trust (including a statutory or business trust), unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.
     “PIK Loan”: A Loan which provides for a portion of the interest that accrues thereon to be added to the principal amount of such Loan for some period of the time prior to such Loan requiring the current cash payment of such previously capitalized interest, which cash payment shall be treated as an Interest Collection at the time it is received.
     “Pool Charged–Off Ratio”: As of any Determination Date, the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of the Outstanding Loan Balances of all Loans that became Charged-Off Loans, net of Recoveries, during the twelve (12) (or such fewer number of calendar months that have accrued since the Closing Date) immediately preceding calendar months, and (ii) the denominator of which is equal to the weighted average of the Aggregate Outstanding Loan Balance as of the beginning of the preceding twelve (12) (or such fewer number of calendar months that have accrued since the Closing Date) calendar months.
     “Pool Delinquency Ratio”: As of any Determination Date, the percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of the Outstanding Loan Balances of all Loans that are Delinquent Loans as of such Determination Date, and (ii) the denominator of which is equal to the Aggregate Outstanding Loan Balance as of such Determination Date.
     “Pool Yield”: As of any Determination Date, the annualized percentage equivalent of a fraction, (a) the numerator of which is equal to all Interest Collections on Loans that are deposited into the Collection Account during the immediately preceding Collection Period minus the sum, calculated as of such Determination Date, of (i) Interest, (ii) the Commitment Fee, (iii) the Program Fee, (iv) the Servicing Fee, (v) the Backup Servicer Fee, (vi) the Collateral Custodian Fee and (vii) the net amounts owed to each Hedge Counterparty, and (b) the denominator of which is equal to the average of the Aggregate Outstanding Loan Balances as of the first day of each calendar month during the immediately preceding Collection Period.
     “Predecessor Servicer Work Product”: Defined in Section 6.16(e).

interests of such Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of equity interests of a Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire equity interests of a Borrower now or hereafter outstanding.
     “Retained Interest”: (a) With respect to any Revolving Loan or any Term Loan with an unfunded commitment that does not provide by its terms that funding thereunder is in the applicable Borrower’s sole and absolute discretion and the right to receive payment (but not the obligation of the Originator to provide additional fundings) with respect to such Loan is transferred by the Originator to the applicable Borrower and/or by the applicable Borrower to the Purchasers, all of the obligations, if any, of the applicable Borrower to provide additional funding with respect to such Loan, and (b) with respect to any Loan arising as part of a syndicated loan transaction, (i) all of the obligations, if any, of the agent(s) under the documentation evidencing such Loan and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Loan that relate to such portion(s) of the indebtedness that is owned by another lender or is being retained by the Originator pursuant to clause (a) of this definition.
     “Retransfer Date”: Defined in Section 2.18(b).
     “Retransfer Price”: Defined in Section 2.18(b)(i).
     “Review Criteria”: Defined in Section 8.2(b)(i).
     “Revolving Loan”: A Loan that is a line of credit or contains an unfunded, partially or fully funded commitment arising from an extension of credit to an Obligor, pursuant to the terms of which amounts borrowed may be repaid and subsequently reborrowed.
     “Revolving Period”: The period commencing on the Closing Date and ending on the day preceding the Termination Date.
     “Risk Rating”: With respect to any Loan, the “Risk Rating” of such Loan as determined in accordance with the Credit and Collection Policy.
     “S&P”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Sale Agreement”: Each or both (as applicable) of the Purchase and Sale Agreement, dated as of the date hereof, between the Originator and DWFC, LLC, and the Purchase and Sale Agreement, dated as of the date hereof, between the Originator and Deerfield ~~Triarc~~ TRS (Bahamas) Ltd.
     “Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Required Loan Documents.

equipment, and (iv) employs a cash control mechanism acceptable to the Administrative Agent in its reasonable discretion.
     “Senior Secured Real Estate Loan”: Any Real Estate Loan that (i) is secured by a valid and perfected first priority Mortgage on the applicable Mortgaged Property, senior to all other Liens other than Permitted Liens in the applicable Mortgaged Property, and (ii) has a Loan-to-Value Ratio of not greater than 80%.
     “Senior Subordinated Loan”: Any Loan that (i) is not a Large Syndicated Loan, Senior Secured ABL, First Lien Loan, Qualified Second Lien Loan, Second Lien Loan, DIP Loan, Preferred Loan or Real Estate Loan, and (ii) has a Loan-to-Value Ratio of not greater than 75%. For the avoidance of doubt, Senior Subordinated Loans may be secured or unsecured and the Underlying Instruments or a related intercreditor agreement may include provisions that allow a senior lender to block payment of interest or principal under the Senior Subordinated Loan during the occurrence of a default or Obligor Insolvency Event.
     “Servicer”: Deerfield ~~Triarc~~ Capital LLC and each successor appointed as Successor Servicer (including, for the avoidance of doubt, the Backup Servicer upon its appointment as Successor Servicer) pursuant to Section 6.16(a), subject to the limitations therein provided.
     “Servicer Advance”: An advance of Scheduled Payments made by the Servicer with respect to a Loan pursuant to Section 6.5.
     “Servicer Default”: Defined in Section 6.15.
     “Servicer Termination Notice”: Defined in Section 6.15.
     “Servicer’s Certificate”: Defined in Section 6.10(c).
     “Servicing Fee”: The servicing fee payable to the Servicer on each Payment Date in arrears in respect of each Collection Period, which fee shall be equal to the product of (i) 1.00%, (ii) the weighted average Aggregate Outstanding Loan Balance during the related Collection Period and (iii) the actual number of days in such Collection Period divided by 360.
     “Servicing File”:
          (a) For each Eligible Loan or Eligible Real Estate Loan, the following documents or instruments:
               (i) copies of each of the documents included in the Required Loan Documents definition;
          (b) the executed copies for any related subordination agreement, intercreditor agreement, or similar instruments, Insurance Policy, assumption or substitution agreement or similar material operative document, in each case together with any amendment or modification thereto;

Custodian Fees and Transition Expenses, and (b) incurred but unreimbursed reasonable third-party, out-of-pocket expenses relating to their respective duties as Backup Servicer or Collateral Custodian hereunder, in respect of which the Backup Servicer or the Collateral Custodian, as applicable, has provided prior written notice to the Servicer and the Administrative Agent, for the payment thereof; provided that amounts payable pursuant to this clause (b) shall not exceed $5,000 for any Payment Date;
                    (3) to the Servicer, in an amount equal to any unreimbursed Servicer Advances (but, in each case, solely to the extent of Collections in respect of the Loan for which such Servicer Advance was made);
                    (4) to the Servicer, in an amount equal to any accrued and unpaid Servicing Fees, plus any amounts payable to the Successor Servicer pursuant to the last sentence of Section 6.16(e); provided that for so long as Deerfield ~~Triarc~~ Capital LLC or any Affiliate thereof is the Servicer under this Agreement it shall not be entitled to any Servicing Fees pursuant to this Section 2.9(a)(4);
                    (5) pro rata in accordance with the amounts due under this clause, to each Purchaser Agent and the Swingline Purchaser, in an amount equal to any accrued and unpaid Interest, Program Fee, Commitment Fee and Breakage Costs;
                    (6) pro rata in accordance with the amounts due under subclauses (a) and (b) of this clause, (a) to each Purchaser Agent and the Swingline Purchaser for the account of the applicable Purchaser, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero, pro rata in accordance with the amount of Advances Outstanding hereunder, and (b) pro rata in accordance with the amounts due under this subclause (b), to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;
                    (7) pro rata in accordance with the amounts due under this clause to the Administrative Agent, each Purchaser Agent, any applicable Purchaser, the Backup Servicer, the Collateral Custodian, the Affected Parties, the Indemnified Parties, each Hedge Counterparty or the Secured Parties, all other amounts, including any Increased Costs, Taxes or Indemnified Amounts, but other than the principal of Advances Outstanding, then due under this Agreement;
                    (8) to the Servicer, in an amount equal to the sum of (i) any unreimbursed Servicer Advances, to the extent not paid pursuant to clause (3) above, and (ii) any Nonrecoverable Advance; and
                    (9) to the extent that after giving effect to such release the Maximum Availability would exceed $0, any remaining amounts shall be distributed to the applicable Borrower based on the proportion of such amounts representing proceeds of such Borrower’s Loans.

                    (2) pro rata in accordance with the amounts due under this clause and to the extent not paid by the Originator, to the Backup Servicer and the Collateral Custodian, in an amount equal to (a) any accrued and unpaid Backup Servicing Fees, Collateral Custodian Fees and Transition Expenses, and (b) incurred but unreimbursed reasonable third-party, out-of-pocket expenses relating to their respective duties as Backup Servicer or Collateral Custodian hereunder, in respect of which the Backup Servicer or the Collateral Custodian, as applicable, has provided prior written notice to the Servicer and the Administrative Agent, for the payment thereof; provided that amounts payable pursuant to this clause (b) shall not exceed $5,000 for any Payment Date;
                    (3) to the Servicer, in an amount equal to any unreimbursed Servicer Advances (but, in each case, solely to the extent of Collections in respect of the Loan for which such Servicer Advance was made);
                    (4) to the Servicer, in an amount equal to any accrued and unpaid Servicing Fees, plus any amounts payable to the Successor Servicer pursuant to the last sentence of Section 6.16(e); provided that for so long as Deerfield ~~Triarc~~ Capital LLC or any Affiliate thereof is the Servicer under this Agreement it shall not be entitled to any Servicing Fees pursuant to this Section 2.10(a)(4);
                    (5) pro rata in accordance with the amounts due under this clause, to each Purchaser Agent and the Swingline Purchaser, in an amount equal to any accrued and unpaid Interest, Program Fee, Commitment Fee and Breakage Costs;
                    (6) pro rata in accordance with the amounts due under subclauses (a) and (b) of this clause, (a) to each Purchaser Agent and to the Swingline Purchaser for the account of the applicable Purchaser, in an amount necessary to reduce the Advances Outstanding and Aggregate Unpaids (other than Hedge Breakage Costs) to zero, and (b) pro rata in accordance with the amounts due under this subclause (b), to each Hedge Counterparty, any Hedge Breakage Costs owing to that Hedge Counterparty under its respective Hedging Agreement;
                    (7) pro rata in accordance with the amounts due under this clause to the Affected Parties, the Indemnified Parties or the Secured Parties, all other amounts, including any Increased Costs, Taxes or Indemnified Amounts;
                    (8) to the Servicer, in an amount equal to the sum of (i) any unreimbursed Servicer Advances, to the extent not paid pursuant to clause (3) above, and (ii) any Nonrecoverable Advance; and
                    (9) any remaining amounts shall be distributed to the applicable Borrower based on the proportion of such amounts representing proceeds of such Borrower’s Loans.
     Section 2.11. Collections and Allocations.
          (a) Collections. The Servicer shall promptly identify any collections received as being on account of Interest Collections, Principal Collections or other Collections and shall

Agent under laws and regulations (including without limitation Articles 8 and 9 of the UCC, as applicable) in effect at the time of such grant):
               (i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it specially Indorsed to the Administrative Agent or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at the address specified in Schedule III hereto and (B) causing the Collateral Custodian to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the address specified in Schedule III hereto;
               (ii) in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective;
               (iii) in the case of any Security Entitlement, by causing the Administrative Agent to become the Entitlement Holder of such Security Entitlement;
               (iv) in the case of general intangibles (including any loan not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, financing statements naming the applicable Borrower as debtor and the Administrative Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State for the State of Delaware (in the case of DWFC, LLC) or the District of Columbia (in the case of Deerfield ~~Triarc~~ TRS (Bahamas) Ltd.), as applicable.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4. 1. Representations and Warranties of the Borrowers.
     Each Borrower represents and warrants as to itself and the Collateral in which it has an interest as follows as of the Closing Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made:
          (a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company or corporation, as applicable, in good standing, under the laws of the State of Delaware or the Commonwealth of The Bahamas, with all requisite power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own, sell and pledge the Collateral.
          (b) Due Qualification. The Borrower is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals.

of the Administrative Agent upon original issue or registration of transfer by the Borrower of such certificated security; and
               (xiii) with respect to Collateral that constitutes an “uncertificated security”, that the Borrower of such uncertificated security has registered the Administrative Agent as the registered owner of such uncertificated security.
          (l) Reports Accurate. All Servicing Reports (if prepared by the Borrower, or to the extent that information contained therein is supplied by the Borrower), information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Borrower to the Administrative Agent, Backup Servicer, Collateral Custodian, each Purchaser Agent or any Purchaser in connection with this Agreement are true, complete and correct in all material respects.
          (m) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is Delaware (in the case of DWFC, LLC) or the District of Columbia (in | the case of Deerfield ~~Triarc~~TRS (Bahamas) Ltd.), as applicable. The office where the Borrower keeps all the Records is at the address of the Borrower referred to in Annex A hereto (or at such other locations as to which the notice and other requirements specified in Section 5.2(g) shall have been satisfied). The Borrower’s Federal Employee Identification Number is correctly set forth on Exhibit F-1. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or otherwise) or its jurisdiction of organization and has not changed its location for purposes of the applicable UCC within the four months preceding the Closing Date.
          (n) Concentration Account. The name and address of the Concentration Account Bank, together with the account number of the Concentration Account of the Borrowers at such Concentration Account Bank is specified in Schedule II. The Concentration Account is the only account to which Collections on the Collateral are sent. Except as contemplated by the Concentration Agreement, the Borrowers have not granted any Person other than the Administrative Agent an interest in the Concentration Account.
          (o) Tradenames. The Borrower has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
          (p) Sale Agreement. The Sale Agreement is the only agreement pursuant to which the Borrower acquires Loans and Related Security from the Originator.
          (q) Value Given. The Borrower shall have given reasonably equivalent value to the Originator or the applicable third party seller of Loans and Related Security in consideration for the transfer to the Borrower of the Loans and Related Security as contemplated by the applicable sale agreement, no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance as to the Borrower under any section of the Bankruptcy Code.

          (b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
          (c) Location of Required Loan Documents. Subject to Section 8.8, the Required Loan Documents shall remain at all times in the possession of the Collateral Custodian at the address set forth on Annex A to this Agreement unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Required Loan Documents to be released to the Servicer on a temporary basis in accordance with the terms hereof, except as such Required Loan Documents may be released pursuant to this Agreement.
     Section 5.9. Negative Covenants of the Collateral Custodian.
     From the date hereof until the Collection Date:
          (a) Required Loan Documents. The Collateral Custodian will not dispose of any documents constituting the Required Loan Documents in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement.
          (b) No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and each Purchaser Agent.
ARTICLE VI.
ADMINISTRATION AND SERVICING OF CONTRACTS
     Section 6.1. Designation of the Servicer.
          (a) Initial Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as the Servicer hereunder from time to time in accordance with this Section 6.1. Until the Administrative Agent gives to Deerfield Triarc Capital LLC a Servicer Termination Notice, Deerfield ~~Triarc~~ Capital LLC is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and responsibilities of, the Servicer pursuant to the terms hereof.
          (b) Successor Servicer. Upon the Servicer’s receipt of a Servicer Termination Notice from the Administrative Agent pursuant to Section 6.15, the Servicer agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent believes will facilitate the transition of the performance of such activities to a successor Servicer, and the successor Servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its best efforts to assist the successor Servicer in assuming such obligations.

event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, a Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or other Securities Intermediary that holds such Financial Asset in such Account.
          (g) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrowers of or the grant by the Borrowers to the Administrative Agent of a security interest in any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrowers under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement.
          (h) Establishment of the Collection Account. The Servicer shall cause to be established, on or before the Closing Date, with the Collateral Custodian, and maintained in the name of the Borrowers, subject to the lien of the Administrative Agent, a segregated corporate trust account entitled “Collection Account for DWFC, LLC and Deerfield ~~Triarc~~ TRS (Bahamas) Ltd., subject to the lien of Wachovia Capital Markets, LLC, as Administrative Agent for the Secured Parties” (the “Collection Account”), and the Servicer shall further cause to be maintained two subaccounts linked to and constituting part of the Collection Account for the purpose of segregating, within two Business Days of the receipt of any Collections, Principal Collections (the “Principal Collections Account”) and Interest Collections (the “Interest Collections Account”), respectively, over which the Collateral Custodian as agent for the Secured Parties, shall have control and from which none of the Originator, the Servicer nor the Borrowers shall have any right of withdrawal except in accordance with Section 2.9(b) and distributions paid to the Borrowers in accordance with Section 2.9(a).
          (i) Adjustments. If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Loan and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid.
     Section 6.5. Servicer Advances.
          (a) For each Collection Period, if the Servicer determines that any Scheduled Payment (or portion thereof) that was due and payable pursuant to a Loan during such Collection Period was not received prior to the last day of such Collection Period, the Servicer may (in its sole and absolute discretion) make an advance in an amount up to the amount of such delinquent available therefor pursuant to the provisions of Section 2.9(a)(4) and Section 2.10(a)(4), as applicable.
     Section 6. 9. Payment of Certain Expenses by Servicer.
     The Servicer will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Servicer, expenses incurred by the Servicer in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrowers, but excluding Servicer Advances and Liquidation Expenses incurred as a result of activities contemplated by Section 6.6; provided that for avoidance of doubt, to the extent Servicer Advances and Liquidation Expenses relate to a Loan and a Retained Interest such Liquidation Expenses shall be allocated pro rata. The initial Servicer will be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts and the Concentration Account. The initial Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.
     Section 6.10. Reports.
          (a) Borrowing Notice. Notice of Reduction of Advances Outstanding/Facility Amount and Notice of Reinvestment of Principal Collections. On each Funding Date, the applicable Borrower (and the Servicer on its behalf) will provide a Borrowing Notice, on each reduction of Advances Outstanding pursuant to Section 2.5(b), the applicable Borrower (and the Servicer on its behalf) will provide a Notice of Reduction of Advances Outstanding/Facility Amount and on each reinvestment of Principal Collections pursuant to Section 2.9(b), the applicable Borrower (and the Servicer on its behalf) will provide a Notice of Reinvestment of Principal Collections, in each case with a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent and each Purchaser Agent (with a copy to the Backup Servicer and Collateral Custodian).
          (b) Servicing Report. On each Reporting Date, the Servicer will provide to the Borrowers, the Administrative Agent, each Purchaser Agent, the Backup Servicer, the Collateral Custodian and any Liquidity Bank, a monthly statement including a Borrowing Base calculated as of the most recent Determination Date (a “Servicing Report”), with respect to the related calendar month, signed by a Responsible Officer of the Servicer and the Borrowers and substantially in the form of Exhibit C.
          (c) Servicer’s Certificate. Together with each Servicing Report, the Servicer shall submit to the Administrative Agent and each Purchaser Agent (with a copy to the Backup Servicer and the Collateral Custodian) a certificate substantially in the form of Exhibit I (a “Servicer’s Certificate”), signed by a Responsible Officer of the Servicer, which shall include a certification by such Responsible Officer that, to its knowledge, no Termination Event or Unmatured Termination Event has occurred.
          (d) Financial Statements. (i) For so long as the Servicer is Deerfield ~~Triarc~~ Capital LLC, the Servicer will submit to the Administrative Agent, each Purchaser Agent and

Administrative Agent or any Purchaser Agent or (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;
          (c) the failure of the Servicer to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of United States $3,500,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived;
          (d) an Insolvency Event shall occur with respect to the Servicer;
          (e) the occurrence of a Termination Event;
          (f) the Servicer fails in any material respect to comply with the Credit and Collection Policy and the Servicing Standard regarding the servicing of the Collateral and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Purchaser Agent or (ii) the date on which a Responsible Officer of the Servicer acquires actual knowledge thereof;
          (g) the Servicer consents to or otherwise permits to occur, without the prior written consent of the Administrative Agent and each Purchaser Agent, any material amendment, modification, change, supplement or rescission (any of the foregoing an “amendment” for purposes of this Section 6.15(g)) of or to the Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, and the Servicer either: (i) fails to notify the Administrative Agent within seven Business Days after the effectiveness of such amendment, or (ii) has not cured the amendment within ten Business Days of the date the Administrative Agent was notified of such amendment; provided that no such written consent shall be required in the case of an amendment which was mandated by any Applicable Law or Governmental Authority;
          (h) Deerfield or an Affiliate thereof shall cease to be the Servicer;
          (i) the occurrence or existence of any change with respect to the Servicer which has a Material Adverse Effect;
          (j) Deerfield ~~Triarc~~ Capital LLC fails to maintain stockholder’s equity (as determined in accordance with GAAP) of $240,000,000 plus 90% of the proceeds raised from any future equity issuances;
          (k) any change in the management of Deerfield Capital Management LLC, the manager of Deerfield ~~Triarc~~ Capital LLC’s parent company, Deerfield, (including by resignation, termination, disability or death) the result of which is that any two of Gregory Sachs, Scott Roberts and Jonathan Trutter either are no longer under the employ of Deerfield Capital Management LLC or fail to provide active and material participation in the investment activities of Deerfield ~~Triarc~~ Capital LLC including, but not limited to, general management, underwriting and the credit approval process and credit monitoring activities, and in such event, a reputable, experienced individual, reasonably satisfactory to the Administrative Agent, has not been appointed to fulfill the duties of the departing executive within 60 days of such event, provided, however, that any member then currently serving on the Deerfield Investment Committee is deemed an automatically approved replacement to any of the three individuals named above or any replacements of such individuals or their replacements;
          (l) any failure by the Servicer to deliver any required Servicing Report or other Required Reports hereunder on or before the date occurring two Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement;
          (m) any representation, warranty or certification made by the Servicer in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect when made, which has a Material Adverse Effect on the Secured Parties and which continues to be unremedied for a period of thirty (30) days after the earlier to occur of (i) the date on which written notice of such incorrectness requiring the same to be remedied shall have been given to the Servicer by the Administrative Agent or any Purchaser Agent or (ii) the date on which a Responsible Officer of the Servicer acquires knowledge thereof;
          (n) any financial or other information reasonably requested by the Administrative Agent, any Purchaser Agent or any Purchaser is not provided as requested within a reasonable amount of time following such request;
          (o) the rendering against the Servicer of one or more nonappealable final judgments, decrees or orders for the payment of money in excess of United States $500,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than 60 consecutive days without a stay of execution; or
          (p) the failure of Deerfield to own, directly or indirectly, 100% of the limited liability company interests of Deerfield ~~Triarc~~ Capital LLC, then notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Servicer (with a copy to the Collateral Custodian and Backup Servicer) (a “Servicer Termination Notice”), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.
     Section 6.16. Appointment of Successor Servicer.
          (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 6. 15, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Administrative Agent in writing or, if no such date is specified in such Servicer Termination Notice or otherwise specified by the Administrative Agent, until a date mutually agreed upon by the Servicer and the Administrative Agent and shall be entitled to receive, to the extent of funds available therefor pursuant to Section 2.9 or Section 2.10, as applicable, the Servicing Fee therefor until such date, together with the sum of: (i) an amount equal to all unreimbursed Nonrecoverable Advances made by such Servicer which remain outstanding as of such date plus by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained; provided, however, that notices to and communications to Deerfield ~~Triarc~~ TRS (Bahamas) Ltd. shall be effective only if copies thereof are provided to Blank Rome LLP and Deerfield ~~Triarc~~ Capital Management LLC as provided on Annex A hereto.
     Section 13.3. Ratable Payments.
     If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Secured Party (other than payments received pursuant to Section 11.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
     Section 13.4. No Waiver; Remedies.
     No failure on the part of the Administrative Agent, the Purchaser Agents, the Collateral Custodian, the Backup Servicer or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.
     Section 13.5. Binding Effect; Benefit of Agreement.
     This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Servicer, the Administrative Agent, the Purchaser Agents, the Backup Servicer, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Hedge Counterparty, each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement.
     Section 13.6. Term of this Agreement.
     This Agreement, including, without limitation, the Borrowers’ representations and covenants set forth in Articles IV and V, and the Servicer’s representations, covenants and duties set forth in Articles VI, VII and VIII, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrowers pursuant to Articles III and IV, the indemnification and payment provisions of Article XI and the provisions of Section 13.9, Section

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	DWFC, LLC, as a

Borrower

By:

Name:
Title:

BORROWER:	DEERFIELD ~~TRIARC~~ TRS (BAHAMAS) LTD., as a

Borrower

By:

Name:
Title:

THE ORIGINATOR:	DEERFIELD ~~TRIARC~~ CAPITAL LLC, as the Originator

By:

Name:
Title:

THE SERVICER:	DEERFIELD ~~TRIARC~~ CAPITAL LLC, as the Servicer

By:

Name:
Title:
[Signatures Continued on the Following Page]

Annex A
DWFC, LLC
Until March 24, 2006:
c/o Deerfield Capital Management LLC
8700 W. Bryn Mawr Avenue, 12th Floor
Chicago, Illinois 60631
Attention: General Counsel
Facsimile no.: (773) 380-1601
Commencing on March 24, 2006 and thereafter:
c/o Deerfield Capital Management LLC
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018
Attention: General Counsel
Facsimile no.: (773) 380-1601
DEERFIELD ~~TRIARC~~ TRS (BAHAMAS) LTD.
c/o Lyford Corporate Services
Lyford Financial Centre
Lyford Cay
P.O. Box N-7776
Nassau, Bahamas
Facsimile No.: (242) 362-6873
Confirm No: (242) 362-6872
with a copy to:
Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174
Attention: George N. Abrahams, Esq.
Facsimile No.: (917) 332-3763
Confirm No: (212) 885-5207
and

Annex A (Continued)
Deerfield Capital Management LLC
Until March 24, 2006:
c/o Deerfield Capital Management LLC
8700 W. Bryn Mawr Avenue, 12th Floor
Chicago, Illinois 60631
Attention: General Counsel

Facsimile no.: (773) 380-1601
Commencing on March 24, 2006 and thereafter:
c/o Deerfield Capital Management LLC
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018
Attention: General Counsel
Facsimile no.: (773) 380-1601
DEERFIELD ~~TRIARC~~ CAPITAL LLC
Until March 24, 2006:
c/o Deerfield Capital Management LLC
8700 W. Bryn Mawr Avenue, 12th Floor
Chicago, Illinois 60631
Attention: General Counsel
Facsimile no.: (773) 380-1601
Commencing on March 24, 2006 and thereafter:
c/o Deerfield Capital Management LLC
6250 N. River Road, 9th Floor
Rosemont, Illinois 60018
Attention: General Counsel
Facsimile no.: (773) 380-1601

Annex A (Continued)
Collateral Custodian:
U. S. BANK NATIONAL ASSOCIATION
1719 Range Way
Florence, South Carolina 29501
Attention: Sandra Farrow
Ref: Deerfield ~~Triarc~~ Capital LLC/Wachovia
Mail Code: Ex — SC — FLOR
Facsimile No.: (843) 673-4925
Confirmation No.: (843) 673-4929
U. S. BANK NATIONAL ASSOCIATION
Corporate Trust Services — CDO Unit
One Federal Street, Third Floor
Boston, Massachusetts
Attention: Daniel Scully, Jr.
Ref: Deerfield ~~Triarc~~ Capital /Wachovia
Facsimile No.: (866) 881-2589
Confirmation No.: (617) 603-6407
Backup Servicer:
LYON FINANCIAL SERVICES, INC.
d/b/a U. S. Bank Portfolio Services
1301 Madrid, Suite 103
Marshall, Minnesota 56258
Attention: Joe Andries
Ref: Deerfield ~~Triarc~~ Capital/Wachovia
Facsimile No.: (507) 532-7129
Confirmation No: (507) 537-5201